Exhibit 99.4

Unaudited Condensed Pro Forma Combined Balance Sheet

As of September 30, 2009

	Historical
	Geokinetics	PGS Onshore	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
ASSETS
Current Assets
Cash and cash equivalents	$19,395	$11,393	$(11,393)	(B)
			55,267	(A)	$74,662
Restricted cash	2,014	335	(335)	(B)	2,014
Accounts receivable	117,630	49,924	—		167,554
Deferred costs	19,814	—	—		19,814
Prepaid expenses and other current assets	14,921	22,617	(4,539)	(B)	32,999
Total current assets	173,774	84,269	39,000		297,043
Property and equipment, net	194,933	51,688	—		246,621
Multi-client data library, net	7,934	59,464	—		67,398
Goodwill	73,414	—	45,819	(C)	119,233
Other assets	9,474	16,106	(15,384)	(B)
			10,079	(D)	20,275
Total assets	$459,529	$211,527	$79,514		$750,570
LIABILITIES, MEZZANINE AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt and capital leases	$23,799	$—	$(22,584)	(E)	$1,215
Accounts payable	36,176	4,938	—		41,114
Accrued liabilities	59,644	22,844	(7,086)	(B)	75,402
Unearned revenue	29,396	—	—		29,396
Federal income taxes payable	12,565	6,998	(6,998)	(B)	12,565
Total current liabilities	161,580	34,780	(36,668)		159,692
Long-term debt and capital lease obligations, net of current	51,594	—	(48,698)	(E)
			294,279	(F)	297,175
Deferred income taxes and other non-current liabilities	13,716	2,162	—		15,878
Mandatorily redeemable preferred stock	—	—	32,104	(K)	32,104
Total liabilities	226,890	36,942	241,017		504,849
Mezzanine equity	101,054	—	(31,948)	(L)	69,106
Stockholders’ equity
Common stock	106	—	71	(G)	177
Additional paid-in capital	184,214	—	62,352	(H)	246,566
Accumulated deficit			(174,585)	(C)
			(8,066)	(I)
	(52,755)	174,585	(9,327)	(J)	(70,148)
Accumulated other comprehensive income	20	—	—		20
Total stockholders’ equity	131,585	174,585	(129,555)		76,615
Total liabilities, mezzanine and stockholders’ equity	$459,529	$211,527	$79,514		$750,570

See accompanying footnotes.

Exhibit 99.4

Unaudited Condensed Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2008

	Historical
	Geokinetics	PGS Onshore	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share data)
Revenues:
Seismic acquisition	$462,416	$210,166	$—		$672,582
Data processing	12,022	—	—		12,022
Multi-client library	160	68,611	—		68,771
Total revenue	474,598	278,777	—		753,375
Expenses:
Cost of sales	370,238	192,966	—		563,204
Selling and administrative costs	39,341	13,935	2,800	(M)	56,076
Multi-client library amortization	474	45,927	—		46,401
Depreciation and amortization	48,516	14,913	—		63,429
Total expenses	458,569	267,741	2,800		729,110
Loss on disposal of property and equipment	(1,255)	—	—		(1,255)
Gain on insurance claim	1,125	—	—		1,125
Operating income	15,899	11,036	(2,800)		24,135
Other income (expense):
Interest income	815	122	—		937
Interest expense	(6,991)	(13,479)	(15,619)	(N)	(36,089)
Mandatorily redeemable preferred stock costs	—	—	(3,713)	(O)	(3,713)
Other financial items, net	531	(3,449)	(1,553)	(P)	(4,471)
Total other income (expense)	(5,645)	(16,806)	(20,886)		(43,337)
Income (loss) before income taxes	10,254	(5,770)	(23,686)		(19,202)
Provision for income taxes	9,268	13,483	—		22,751
Net income (loss)	986	(19,253)	(23,686)		(41,953)
Dividends and accretion on preferred stock	6,325	—	7,648	(Q)	13,973
Income (loss) applicable to common stockholders	$(5,339)	$(19,253)	$(31,334)		$(55,926)
Income per common share:
Basic and diluted	$(0.51)				$(3.20)
Weighted average common shares outstanding:
Basic and diluted	10,390		7,111	(G)	17,501

See accompanying footnotes

Exhibit 99.4

Unaudited Condensed Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2009

	Historical
	Geokinetics	PGS Onshore	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share data)
Revenues:
Seismic acquisition	$376,800	$137,555	$—		$514,355
Data processing	7,812	—	—		7,812
Multi-client library	3,996	4,003	—		7,999
Total revenue	388,608	141,558	—		530,166
Expenses:
Cost of sales	277,927	125,152	—		403,079
Selling and administrative costs	39,113	7,194	2,800	(M)	49,107
Multi-client library amortization	2,664	3,170	—		5,834
Depreciation and amortization	39,014	15,456	—		54,470
Total expenses	358,718	150,972	2,800		512,490
Loss on disposal of property and equipment	(2,142)	—	—		(2,142)
Operating income	27,748	(9,414)	(2,800)		15,534
Other income (expense):
Interest income	198	335	—		533
Interest expense	(4,526)	(8,069)	(15,400)	(N)	(27,995)
Mandatorily redeemable preferred stock costs	—	—	(2,785)	(O)	(2,785)
Other financial items, net	1,491	1,382	(1,553)	(P)	(1,320)
Total other income (expense)	(2,837)	(6,352)	(9,738)		(28,927)
Income (loss) before income taxes	24,911	(15,766)	(22,538)		(13,393)
Provision for income taxes	18,280	(2,734)	—		15,546
Net income (loss)	6,631	(13,032)	(22,538)		(28,939)
Dividends and accretion on preferred stock	6,199	—	8,001	(Q)	14,200
Income (loss) applicable to common stockholders	$432	$(13,032)	$(30,539)		$(43,139)
Income per common share:
Basic and diluted	$0.04				$(2.44)
Weighted average common shares outstanding:
Basic and diluted	10,542		7,111	(G)	17,653

See accompanying footnotes.

Exhibit 99.4

Unaudited Condensed Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2008

	Historical
	Geokinetics	PGS Onshore	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share data)
Revenues:
Seismic acquisition	$347,596	$148,703	$—		$496,299
Data processing	9,202	—	—		9,202
Multi-client library	42	59,350	—		59,392
Total revenue	356,840	208,053	—		564,893
Expenses:
Cost of sales	278,313	138,368	—		416,681
Selling and administrative costs	29,286	10,708	2,800	(M)	42,794
Multi-client library amortization	370	41,259	—		41,629
Depreciation and amortization	35,345	10,504	—		45,849
Total expenses	343,314	200,839	2,800		546,953
Loss on disposal of property and equipment	(461)	—	—		(461)
Gain on insurance claim	697	—	—		697
Operating income	13,762	7,214	(2,800)		18,176
Other income (expense):
Interest income	510	133	—		643
Interest expense	(5,009)	(8,847)	(14,139)	(N)	(27,995)
Mandatorily redeemable preferred stock costs	—	—	(2,785)	(O)	(2,785)
Other financial items, net	179	(1,593)	(1,553)	(P)	(2,967)
Total other income (expense)	(4,320)	(10,307)	(18,477)		(33,104)
Income (loss) before income taxes	9,442	(3,093)	(21,277)		(14,928)
Provision for income taxes	4,146	10,526	—		14,672
Net income (loss)	5,296	(13,619)	(21,277)		(29,600)
Dividends and accretion on preferred stock	4,343	—	8,001	(Q)	12,344
Income (loss) applicable to common stockholders	$953	$(13,619)	$(29,278)		$(41,944)
Income per common share:
Basic and diluted	$0.09				$(2.40)
Weighted average common shares outstanding:
Basic and diluted	10,363		7,111	(G)	17,474

See accompanying footnotes.

Exhibit 99.4

Footnotes to Unaudited Condensed Pro Forma
Combined Financial Information

Unaudited Condensed Pro Forma Combined Balance Sheet Footnotes

All numbers in thousands

(A)
Excess proceeds from the note offering and the common stock offering after the acquisition, the restructuring of our preferred stock, the repayment of our outstanding debt and capital lease obligations and fees and expenses.

(B)	Effect of the net assets that are not included in the acquisition (the “Excluded Assets”):

Cash	$11,393
Restricted cash	335
Current deferred tax asset	4,539
Non-Current deferred tax asset	15,384
Deferred tax liabilities and other	(7,086)
Income taxes payable	(6,998)
Excluded net assets	$17,567

We expect that all, or a majority of, the deferred tax amounts will be eliminated prior to closing.

(C)	The following table presents the preliminary allocation of the excess purchase price of the net assets acquired:

Net assets of PGS Onshore	$174,585
Less: Excluded net assets	(17,567)
Net assets acquired	157,018
Purchase price (1)	202,837
Excess purchase price	$45,819

(1)  Calculated as follows:

Original purchase price	$210,000
Issuance of 2,153,616 shares of the Company’s common stock, valued at $12.11 per share for purposes of the transaction	(26,080)
Cash price paid at closing	183,920
Working capital adjustment	(2,802)
Adjustment for cash acquired	2,293
Adjusted cash price	183,411
Issuance of 2,153,616 shares of the Company’s common stock at fair market value of $9.02 per share on the day of the acquisition	19,426

Adjusted purchase price	$202,837

The excess purchase price has been allocated to goodwill as we have not completed our evaluation of the fair value of the acquired assets and assumed liabilities.

(D)
Includes the debt issuance cost from the issuance of the notes of $8,645, the new senior secured revolving credit facility of $2,228, the difference between the fair value of the new series of preferred stock exchanged in the preferred stock restructuring plus expenses of $169 less the write off of the deferred financing costs of $963 associated with the retired debt.

Exhibit 99.4

(E)	Reflects the repayment of our long-term debt, and substantially all of our capital leases and other obligations.

(F)	Includes the issuance of the notes for $300,000 less a discount of 1.907% for estimated net proceeds of $294,279.

(G)
Includes the par value of the common stock issued to Petroleum Geo-Services (2,153,616 shares), the shares issued in the equity offering (4,000,000 shares), shares issued as a result of the overallotment to underwriters in the equity offering (207,200 shares), and the shares to be issued in conjunction with exchange of the series C preferred stock (750,000 shares).

(H)
Represents the excess of par value of shares issued to Petroleum Geo-Services ($19,404), the shares issued in the equity offering ($33,945), the shares issued as a result of the overallotment to underwriters in the equity offering ($1,804), the revaluation of the common stock warrants ($269), and the shares to be issued in conjunction with the exchange of the series C preferred stock ($6,930).

The fair value of the shares issued to Petroleum Geo-Services on the day of closing was $9.02 per share, the fair value of the shares issued as a result of the overallotment to underwriters in the equity offering was $8.72, and the fair value of the shares issued in conjunction with the exchange of the series C preferred stock was $9.25 per share as these shares were issued in conjunction with the equity offering.

(I)
Consists of the impact of commitment fees associated with the bridge loan ($2,750), the advisory fees and expenses associated with the acquisition ($2,800), the early repayment of debt penalties and expenses ($1,553) and the write off of the deferred financing costs associated with the retired debt ($963).

(J)
Represents the inducements paid to the holders of the series B-1 and B-2 preferred stock in connection with the modifications of $2,121 in cash and $6,937 in common stock plus the effect of the repricing of the common stock warrants of $269.

(K)
Represents the estimated fair value of the series C preferred stock to be issued in connection with the preferred stock restructuring. The new series of preferred stock is considered a mandatorily redeemable financial instrument that is within the scope of ASC 480, “Distinguishing liabilities from equity” and therefore is classified a long-term liability.

(L)	Represents the series B-2 preferred stock that was exchanged for the series C preferred stock in connection with the preferred stock restructuring.

Unaudited Condensed Pro Forma Combined Statements of Operations Footnotes

All numbers in thousands

(M)	Represents the advisory fees and expenses associated with the PGS Onshore acquisition of $2,800.

(N)	The adjustments to interest expense include the following items:

(1)	commitment fee for the bridge loan of $2,750 for all periods; plus

(2)	the write-off of deferred financing cost associated with the retirement of our current working capital facility of $963 for all periods; plus

Exhibit 99.4

(3)
the amortization of debt issuance costs and the original issue discount related to the note offering and the new senior secured revolving credit facility of $3,126, $2,345 and $2,345 for the year ended December 31, 2008, and the nine months ended September 30, 2009 and September 30, 2008, respectively; plus

(4)	interest expense on these notes of $29,250, $21,938 and $21,938 for the year ended December 31, 2008, and the nine months ended September 30, 2009 and September 30, 2008, respectively; less

(5)
the elimination of interest expense related to the retirement of our current working capital facility and capital leases of $6,991, $4,526 and $5,009 for the year ended December 31, 2008, and the nine months ended September 30, 2009 and September 30, 2008, respectively; and less

(6)
the elimination of interest expense relating to indebtedness of PGS Onshore that we will not be assuming of $13,479, $8,069 and $8,847 for the year ended December 31, 2008, and the nine months ended September 30, 2009 and September 30, 2008, respectively.

	Year Ended	Nine Months Ended
Description	December 31, 2008	September 30, 2009	September 30, 2008
(1) Commitment fee for the bridge loan	$2,750	$2,750	$2,750
(2) Write off of deferred financing costs associated with retired debt	963	963	963
(3) Amortization of deferred financing costs and the original issue discount related to the notes	3,126	2,345	2,345
(4) Interest expense on the notes	29,250	21,938	21,938
(5) Elimination of interest expense	(6,991)	(4,526)	(5,009)
(6) Elimination of PGS Onshore interest expense	(13,479)	(8,069)	(8,847)
Total	$15,619	$15,400	$14,139

(O)
Dividends payable and amortization of deferred financing costs related to the series C preferred stock of $3,713, $2,785 and $2,785 for the year ended December 31, 2008 and the nine months ended September 30, 2009 and 2008, respectively. The new series of preferred stock is considered a mandatorily redeemable financial instrument that is within the scope of ASC 480, “Distinguishing liabilities from equity” and therefore is classified as a long-term liability.

(P)	Reflects loss on early repayment of debt of $1,533.

(Q)	Adjustments to dividends and accretion on preferred stock include the following items:

(1)
Increase in the dividend rate on the series B-1 preferred stock of $1,270, $952 and $952 for the year ended December 31, 2008, and the nine months ended September 30, 2009 and September 30, 2008, respectively; less

(2)
Dividends on the series B-2 preferred stock of $2,681, $2,010, and $2,010 for the year ended December 31, 2008, and the nine months ended September 30, 2009 and September 30, 2008, respectively, which were exchanged for series C preferred stock;  plus

(3)	Common stock inducement paid to holders of the series B-2 preferred stock of $6,938 for all periods; plus

(4)	Cash inducement to holders of the series B-1 preferred stock of $1,451 and to holders of the series B-2 preferred stock of $670, or a total of $2,121 for all periods

Exhibit 99.4

	Year Ended	Nine Months Ended
Description	December 31, 2008	September 30, 2009	September 30, 2008
(1) Increase in the dividend rate on the series B-1 preferred stock	$1,270	$952	$952
(2) Dividends on the series B-2 preferred stock	(2,681)	(2,010)	(2,010)
(3) Common stock inducement to holders of the series C preferred stock	6,938	6,938	6,938
(4) Cash inducement to holders of the series B-1 and C preferred stock	2,121	2,121	2,121

Total	$7,648	$8,001	$8,001